Exhibit 99.1

2929 Seventh Street, Suite 100 Berkeley, CA 94710
Contact:
Dynavax Technologies Corporation
Deborah A. Smeltzer
VP Operations & Chief Financial Officer
Phone (510) 665-7222
Email: dsmeltzer@dynavax.com
DYNAVAX ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS
BERKELEY, Calif. — May 2, 2007 — Dynavax Technologies Corporation (Nasdaq: DVAX) today reported financial results for the first quarter ended March 31, 2007.
As of March 31, 2007, Dynavax reported cash, cash equivalents, marketable securities and investments held by Symphony Dynamo, Inc. (SDI) totaling $71.3 million. This compares to $86.2 million at December 31, 2006.
Total revenues were $2.0 million for the quarter ended March 31, 2007, compared to $0.3 million for the same period in 2006. The reported revenues do not include collaboration funding from SDI of $3.5 million for the first quarter of 2007. Including the collaboration funding from SDI, pro forma revenues were $5.5 million for the first quarter 2007. The increase in revenues resulted from our collaboration with AstraZeneca, service and license revenue from customers of Dynavax Europe, and grant revenue primarily from the NIH.
Total operating expenses were $18.1 million for the quarter ended March 31, 2007 compared to $9.2 million for the same period in 2006. Operating expenses include non-cash charges for stock-based compensation and amortization of intangible assets resulting from the April 2006 acquisition of Rhein Biotech GmbH (Dynavax Europe). Excluding non-cash charges, pro forma operating expenses were $17.0 million for the first quarter 2007. The increase in operating expenses resulted primarily from increased clinical development activities related to the Company’s product candidates HEPLISAV™ and TOLAMBA™, the expansion of the Company’s operations to include Dynavax Europe, and reimbursable expenses related to SDI programs.
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Dynavax 1Q 2007 Results
May 2, 2007

The tables included as part of this press release provide a reconciliation of GAAP revenues and operating expenses to pro forma revenues and operating expenses.
Net loss for the first quarter 2007 was $13.1 million, or $0.33 per share, compared to a net loss of $8.2 million, or $0.27 per share, for the same period in 2006. The increase in net loss for the first quarter 2007 was due primarily to increased clinical development expenditures on the Company’s product candidates and overall organizational growth. The increase in shares used to compute net loss per share resulted from the Company’s equity financing activities completed in the fourth quarter 2006.
Dynavax reported that following the end of the first quarter, the scheduled $30 million in SDI funding was received and that the Company had subsequently provided notice of exercise of its program option according to the terms of its agreements with SDI to reacquire rights to the hepatitis B therapy program, currently in Phase 1. The funding originally budgeted for this program could be made available under the collaboration with SDI to fund the cancer programs in non-Hodgkin’s lymphoma, metastatic colorectal cancer and future solid tumor clinical studies, and hepatitis C therapy. The Company plans to continue to develop the hepatitis B therapy outside the Symphony Dynamo program as it remains an important part of its antiviral franchise. The exercise of the program option triggers a payment obligation of $15 million to Symphony Dynamo Holdings LLC upon the expiration of the SDI collaboration if the purchase option for all programs is not exercised.
“During the first quarter, enrollment in our pivotal Phase 3 study of HEPLISAV in Canada proceeded on track for an expected BLA submission in 2008. Initiation of the European arm of that study is expected shortly. Our earlier stage clinical programs evaluating our TLR9 approach in cancer and as a hepatitis B therapy are also moving forward as planned. Importantly, the AstraZeneca collaboration in asthma and COPD is progressing its efforts to identify clinical compounds for inhaled TLR9 therapeutic approaches,” said Dino Dina, MD, president and chief executive officer.
“Partnership opportunities for our novel technology are actively being explored by our Business Development group with a goal of identifying the right partners to bring potential products to the market. Importantly, our cash position remains strong. With the added $30 million from Symphony Dynamo available for our cancer and hepatitis C therapeutics programs, we have committed cash of over $100 million,” Dr. Dina noted.
The Company does not plan to hold a teleconference relating to this press release.
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Dynavax 1Q 2007 Results
May 2, 2007

About Dynavax
Dynavax Technologies Corporation discovers, develops, and intends to commercialize innovative TLR9 agonist-based products to treat and prevent infectious diseases, allergies, cancer, and chronic inflammatory diseases using versatile, proprietary approaches that alter immune system responses in highly specific ways. Our TLR9 agonists are based on immunostimulatory sequences, or ISS, which are short DNA sequences that enhance the ability of the immune system to fight disease and control chronic inflammation. Our product candidates include: HEPLISAV, a hepatitis B vaccine in Phase 3; TOLAMBA, a ragweed allergy immunotherapy; a therapy for non-Hodgkin’s lymphoma (NHL) in Phase 2 and for metastatic colorectal cancer in Phase 1; and a therapy for hepatitis B also in Phase 1. Our preclinical asthma and COPD program is partnered with AstraZeneca. Our preclinical work on a vaccine for influenza is partially funded by the NIH. Our colorectal cancer trial and our preclinical hepatitis C therapeutic program are funded by Symphony Dynamo, Inc. While the NIH and SDI provide program support, Dynavax has retained rights to seek strategic partners for future development and commercialization. For more information, please visit http://www.dynavax.com.
This press release contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about our product candidates and financial position. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including difficulties or delays in development and achieving our related timelines; achieving the objectives of our collaborative and licensing agreements such as our SDI and AstraZeneca arrangements; and obtaining regulatory approval for our products; the scope and validity of patent protection for our products; possible claims against us based on the patent rights of others; our ability to obtain additional financing to support our operations; and other risks detailed in the “Risk Factors” section of our Quarterly Report on Form 10-Q. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.
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Dynavax 1Q 2007 Results
May 2, 2007

DYNAVAX TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

Revenues:
Collaboration revenue	$747	$—
Service and license revenue	109	—
Grant revenue	1,128	288

Total revenues	1,984	288

Operating expenses:
Research and development (2)	13,632	6,592
General and administrative (3)	4,180	2,603
Amortization of intangible assets	251	—

Total operating expenses (1)	18,063	9,195

Loss from operations	(16,079)	(8,907)

Interest and other income, net	973	735

Loss including noncontrolling interest in Symphony Dynamo, Inc.	(15,106)	(8,172)

Amount attributed to noncontrolling interest in Symphony Dynamo, Inc.	2,016	—

Net loss	$(13,090)	$(8,172)

Basic and diluted net loss per share	$(0.33)	$(0.27)

Shares used to compute basic and diluted net loss per share	39,727	30,487

(1)	Total operating expenses excluding non-cash stock-based compensation charges are $17.3 million and $8.5 million for the quarters ended March 31, 2007 and 2006, respectively.

(2)	Research and development expenses included non-cash stock-based compensation charges of $0.2 million and $0.3 million for the quarters ended March 31, 2007 and 2006, respectively.

(3)	General and administrative expenses included non-cash stock-based compensation charges of $0.6 million and $0.4 million for the quarters ended March 31, 2007 and 2006, respectively.
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Dynavax 1Q 2007 Results
May 2, 2007

DYNAVAX TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP REVENUES TO PRO FORMA REVENUES
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

GAAP revenues	$1,984	$288
ADD:
Collaboration funding incurred under SDI programs	3,496	—

Pro forma revenues (1)	$5,480	$288

(1)	These pro forma amounts are intended to illustrate the company’s revenues to be inclusive of collaboration funding provided for the SDI programs. The collaboration funding is reflected in the amount attributed to the noncontrolling interest in SDI in the company’s consolidated statement of operations, but would have been reported as revenue if SDI’s results of operations were not consolidated with those of the company. Management of the company believes the pro forma results are a more useful measure of the company’s revenues because it provides investors the ability to evaluate the company’s operations in the manner that management uses to assess the continued progress of programs funded under the SDI arrangement. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.
DYNAVAX TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP OPERATING EXPENSES TO PRO FORMA OPERATING EXPENSES
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

GAAP operating expenses	$18,063	$9,195
LESS:
Stock-based compensation expense.	808	666
Amortization of intangible assets	251	—

Pro forma operating expenses (2).	$17,004	$8,529

(2)	These pro forma amounts are intended to illustrate the company’s operating expenses excluding certain non-cash charges in accordance with the financials that management uses to evaluate the company’s operations. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.
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Dynavax 1Q 2007 Results
May 2, 2007

DYNAVAX TECHNOLOGIES CORPORATION
SELECTED BALANCE SHEET DATA
(In thousands)

	March 31,	December 31,
	2007	2006
Assets	(unaudited)
Cash and cash equivalents and marketable securities (1)	$71,332	$86,194
Property and equipment, net	5,552	5,200
Goodwill	2,312	2,312
Other intangible assets, net	4,130	4,382
Other assets	3,707	4,802

Total assets	$87,033	$102,890

Liabilities, noncontrolling interest and stockholders’ equity
Current liabilities	$12,100	$13,701
Deferred revenue and other long-term liabilities	10,099	10,117
Noncontrolling interest in Symphony Dynamo, Inc.	—	2,016
Stockholders’ equity	64,834	77,056

Total liabilities, noncontrolling interest and stockholders’ equity	$87,033	$102,890

(1)	These amounts also include investments held by Symphony Dynamo, Inc. of $8.6 million as of March 31, 2007.
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